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                                                                                      Exhibit 11.0
                                  BTU INTERNATIONAL , INC.
              CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                  (Dollars in thousands, except share and per share data)

                                                                       For the Three Months Ended
                                                                     ------------------------------
                                                                         April 2,         April 3,
                                                                          1995             1994
- ---------------------------------------------------------------------------------------------------
Net income                                                               $1,156             $406

Dividends accrued   Class A and Class AA preferred stock                    (44)             (56)
- ---------------------------------------------------------------------------------------------------

Net income applicable to common stockholders                             $1,112             $350
===================================================================================================

Weighted average shares and share equivalents outstanding:

    Common stock                                                      6,916,480        6,842,662
    Class AA convertible preferred stock                                240,000          240,000
    Stock options                                                       157,666           61,116
- ---------------------------------------------------------------------------------------------------

Weighted average shares and share equivalents outstanding             7,314,146        7,143,778
===================================================================================================

Net income per common and common equivalent share                         $0.15            $0.05
===================================================================================================

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